Exhibit 16.1

Malone Bailey, LLP 10350 Richmond Ave. Suite 800 Houston, TX 77042

May 3, 2011

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   DE Acquisition 2, Inc.

Dear Sir/Madam:

We were previously the principal auditors for DE Acquisition 2, Inc. (the “Company”). We have read the Company’s statements under Item 4.01(i), (ii) and (iv) of the accompanying Current Report on Form 8-K (Commission File Number 000-53925), dated May 3, 2011. We agree with the statements contained therein concerning our firm.

Yours truly,

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas